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                                                                    EXHIBIT 2.2

                 FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

         THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this "First Amendment") is made by and between Capco Energy, Inc., a Colorado corporation ("Purchaser") and Meteor Industries, Inc., a Colorado corporation ("Seller").

         WHEREAS, Meteor Industries, Inc. and Capco Energy, Inc. executed a Stock Purchase Agreement, dated January 30, 2001 (the "Stock Purchase Agreement"), pursuant to which Purchaser is to acquire all of the issued and outstanding stock of Meteor Enterprises, Inc. ("MEI"), a wholly owned subsidiary of Seller;

         WHEREAS, Purchaser now desires to pay a certain portion of the Purchase Price (as defined in the Stock Purchase Agreement) with a note instead of cash;

         WHEREAS, the parties have discovered that Exhibit B to the Stock Purchase Agreement is incomplete and does not include the property, currently operated by Meteor Marketing, Inc., located at 28599 Highway 34, Brush, Colorado, also referred to as "Petrostop" and whereas the parties now wish to add Petrostop to Exhibit B;

         WHEREAS, Purchaser and Seller now wish to amend the provisions of the Stock Purchase Agreement as set forth below:

         NOW THEREFORE, in consideration of the mutual promises, covenants, provisions and representations contained herein and in the Stock Purchase Agreement, the parties hereto agree as follows:

         1) Capitalized terms shall have the meanings set forth herein. Capitalized terms not defined herein shall have the meanings set forth in the Stock Purchase Agreement.

         2) Section 1.2 of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

                  1.2 EFFECTIVE DATE AND CLOSING. The effective date (the "Effective Date") of this transaction shall be immediately preceding the closing of the merger between activeIQ Technologies, Inc. and the Seller (the "Merger") pursuant to an Agreement and Plan of Merger dated January 11, 2001. The closing of the transactions contemplated herein (the "Closing") shall occur at a mutually agreeable time and place, but in no event later than April 30, 2001 or such later date as Seller and Purchaser may mutually agree.

         3) Section 1.4 of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

                  1.4 PAYMENT OF PURCHASE PRICE. The total Purchase Price shall be paid as follows:
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                           1.4(a) At Closing, Purchaser shall deliver to
                  Seller (i) a note, in the principal amount of $500,000 and bearing interest at a rate of 10% per annum, together with a stock pledge agreement in substantially the forms attached to this First Amendment as Annex A, (ii) cash in the amount of $4,697,501 by certified check or wire transfer of immediately available funds, and (iii) 100,833 shares of Meteor Industries, Inc., common stock owned by Purchaser.

         4) Exhibit B to the Stock Purchase Agreement is hereby replaced with the Revised Exhibit B attached hereto.

         5) Except as specifically modified herein, the parties agree to abide by and be bound by all the original terms and conditions of the Stock Purchase Agreement including any attachments thereto.

         6) This First Amendment may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         AGREED TO AND ACCEPTED this 27th day of April, 2001.

                                        PURCHASER:

                                        CAPCO ENERGY, INC.


                                        By:  /s/ Ilyas Chaudary
                                           ---------------------------------
                                             Ilyas Chaudhary, President

                                        SELLER:

                                        METEOR INDUSTRIES, INC.


                                        By:  /s/ Edward J. Names
                                           ---------------------------------
                                             Edward J. Names, President



Annex A -- Form of Note and Stock Pledge Agreement (omitted)
Annex B -- List of Facilities Currently or Formerly Owned or Operated by the Subsidiaries (omitted)
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